1st Mariner Bancorp Reports Third Quarter 2013 Results

Baltimore, MD (November 8, 2013) – 1st Mariner Bancorp (OTCBB: FMAR), parent company of 1st Mariner Bank, reported a net loss of $7.4 million for the third quarter of 2013 compared to net income of $7.9 million for the third quarter of 2012. For the nine months ended September 30, 2013, the net loss was $11.2 million compared to net income of $15.4 million for the nine months ended September 30, 2012.

Mark A. Keidel, 1st Mariner’s Chief Executive Officer, said, “Our results for the third quarter were materially impacted by the rapid and steep increase in long term treasury rates. Like most in the residential mortgage industry, we experienced declines in production and a significant compression of the margins on sold loans.”

Mr. Keidel added, “We have executed on cost cutting initiatives and will make necessary adjustments to remain competitive and improve profitability in the changing mortgage landscape.”

Mr. Keidel continued, “Credit quality metrics showed continued improvement from the previous year’s levels, however our regulatory capital ratios remain below the levels required by regulatory orders. We continue to explore all opportunities to increase capital to levels required in our regulatory agreements.”

Net interest income for the third quarter of 2013 was $6.7 million compared to $8.1 million in the third quarter of 2012. The net interest margin decreased to 2.97% in the third quarter of 2013 compared to 3.01% in the third quarter of 2012. This was due to lower balances of loans and loans held for sale. Average loan balances were $571.6 million and $656.5 million for the quarters ended September 30, 2013 and 2012, respectively. Average loans held for sale were $178.1 million and $320.9 million for the quarters ended September 30, 2013 and 2012, respectively. Interest expense on deposits was $2.4 million for the three months ended September 30, 2013 compared to $2.9 million for the three months ended September 30, 2012. The decrease was due to the low interest rate environment coupled with a decrease in deposits. The average rate paid on deposits decreased to 0.98% for the three months ended September 30, 2013, down from 1.17% for the three months ended September 30, 2012. The average interest rate on borrowings increased to 3.08% for the quarter ended September 30, 2013, up from 2.21% for the quarter ended September 30, 2012. The maturity and repayment of lower rate borrowings in 2013 caused the increase in the average rate of interest on borrowings.

For the nine months ended September 30, 2013, net interest income was $20.2 million compared to $22.9 million for the nine months ended September 30, 2012. The net interest margin was 2.84% for the nine months ended September 30, 2013 versus 3.08% for the same period in 2012. The decrease is due to a decline in loan balances and continued downward pressure on interest rates. Total average loans were $589.3 million and $671.7 million for the nine months ended September 30, 2013 and 2012, respectively. The average yield on those loans was 5.25% and 5.35% for the nine months ended September 30, 2013 and 2012, respectively. As for deposits, the average interest rate paid was 1.05% and 1.27% for the nine months ended September 30, 2013 and 2012, respectively. The average rate paid on borrowings was 3.06% and 2.22% for the nine months ended September 30, 2013 and 2012, respectively. The increase in the rate was due to lower rate advances maturing and being repaid in 2013, leaving a balance of higher coupon borrowings.

The provision for loan losses was zero for the three months ended September 30, 2013 and 2012. Net charge-offs were $676 thousand for the three months ended September 30, 2013 million and $1.4 million for the three months ended September 30, 2012. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $560 thousand for the three months ended September 30, 2013 compared to $1.3 million for the three months ended September 30, 2012. Continued improvements in portfolio credit quality and a stabilizing real estate market in our operating region contributed to the lower levels of credit costs.

For the nine months ended September 30, 2013, the provision for loan losses was $1.3 million compared to $572 thousand for the nine months ended September 30, 2012. Net charge offs for the nine months ended September 30, 2013 were $3.5 million, a 55% increase from the $2.3 million incurred during the nine months ended September 30, 2012. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $4.3 million for the nine months ended September 30, 2013 versus $3.5 million recorded for the nine months ended September 30, 2012. Combined credit- related costs amounted to $5.6 million for the nine months ended September 30, 2013 compared to $4.1 million for the nine months ended September 30, 2012. The increase was due to the strategy to aggressively reduce non-performing assets that was executed in the first half of 2013. As a result, non-performing assets were $39.7 million as of September 30, 2013, a 30% improvement over the $56.6 million of non-performing assets as of September 30, 2012.

Non-interest income was $2.4 million for the three months ended September 30, 2013, which is a significant decrease over the $16.3 million that was reported in the third quarter of 2012. The decrease was due to low mortgage banking revenue as a result of the rapid increase in mortgage interest rates. This caused a significant decline of refinancing activity as well as narrowing margins on loans sold. Gross mortgage banking revenue was $548 thousand for the three months ended September 30, 2013 compared to $15.4 million for the three months ended September 30, 2012. For the three months ended September 30, 2013, gross mortgage loan production volume was $375.7 million compared to $742.2 million for the three months ended September 30, 2012.

For the nine months ended September 30, 2013, non-interest income was $24.3 million, which is a 38% decrease over the $39.5 million recorded in the nine months ended September 30, 2012. The decrease was due to lower mortgage banking revenue as a result of the increase in mortgage rates in 2013. Additionally, the margins on loans sold narrowed in 2013. For the nine months ended September 30, 2013, the gross revenue from mortgage banking activities was $15.7 million, a significant decrease from the $35.5 million that was recorded in the nine months ended September 30, 2012.

Non-interest expenses were $16.7 million for the three months ended September 30, 2013 compared to $16.4 million for the three months ended September 30, 2012. Professional fees related to regulatory compliance, loan workouts, and efforts related to increasing capital levels decreased to $656 thousand for the three months ended September 30, 2013 versus $973 thousand for the three months ended September 30, 2012. Costs related to foreclosed properties, including write-downs due to declining appraised values, decreased to $560 thousand for the three months ended September 30, 2013 compared to $1.3 million for the three months ended September 30, 2012. Amounts paid for FDIC insurance premiums remain high with $1.0 million incurred in both three month periods ended September 30, 2013 and 2012. Data processing costs were $1.1 million for the three months ended September 30, 2013, compared to $403 thousand for the three months ended September 30, 2012. The increase was due to the expiration of the existing contract with the Company’s service provider in 2012 and the conversion to a new core processing system in the fourth quarter of 2012.

For the nine months ended September 30, 2013, non-interest expenses were $54.6 million, which is a 16.9% increase over the $46.7 million recorded in the nine months ended September 30, 2012. The increase was due to increases in salaries & benefits, professional fees, advertising & marketing, and costs related to foreclosed properties. Salaries and benefits totaled $19.8 million for the nine months ended September 30, 2013 versus $17.4 million for the nine months ended September 30, 2012. This increase was primarily due to higher staffing and compensation costs in mortgage banking. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $4.3 million for the nine months ended September 30, 2013 versus $3.5 million recorded for the nine months ended September 30, 2012. The increase was attributable to the aggressive disposal of non-performing assets in the first half of 2013. FDIC insurance premiums remain high with $3.4 million incurred in the nine months ended September 30, 2013 and $3.1 million incurred in the nine months ended September 30, 2012. Corporate insurance expense was $2.4 million for the nine months ended September 30, 2013 compared to $1.6 million for the nine months ended September 30, 2012. The increase was due to higher renewal premiums that became effective in August 2012.

Comparing balance sheet data as of September 30, 2013 and 2012, total assets decreased 16% to $1.08 billion, from the prior year’s $1.29 billion. The decrease is due to a $242.9 million decrease in loans held for sale and a $80.3 million decrease in portfolio loans. The decrease in loans held for sale is the result of the increase in mortgage rates that slowed refinancing activity. The decrease in portfolio loans is the result of payoffs and slow commercial loan production.

-
Average earning assets were $887.7 million for the third quarter of 2013, which was a $168.4 million decrease over the third quarter 2012 balance of $1.06 billion. The decrease was due to lower average loans held for sale.

-
Total loans outstanding were $560.3 million as of September 30, 2013, down 13% from the $643.5 million reported as of September 30, 2012. This was due to loan maturities, loan sales, and reduced portfolio loan production.

-
Total loans held for sale were $128.6 million as of September 30, 2013, down 65% over the $371.6 million held for sale as of September 30, 2012. The decrease was due to lower mortgage division production as a result of higher mortgage rates.

-
The allowance for loan losses as of September 30, 2013 was $9.2 million, a decrease of 24% over the prior year’s $12.1 million. The allowance for loan losses as a percentage of total loans was 1.64% as of September 30, 2013, compared to 1.88% as of September 30, 2012. The decrease was due to improving asset quality.

-
Total deposits decreased 13% from $1.11 billion as of September 30, 2012 to $981.3 million as of September 30, 2013. Money market and NOW accounts increased $20.9 million, from $151.4 million as of September 30, 2012 to $172.3 million as of September 30, 2013. Savings accounts increased $6.7 million from $55.9 million as of September 30, 2012 to $62.6 million as of September 30, 2013. Certificates of deposit were $648.4 million as of September 30, 2013, representing a decrease of $150.2 million, or 23%, from the $798.6 million as of September 30, 2012.

-	As of September 30, 2013, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital 7.2%; Tier 1 Risk Based Capital 5.9%; and Leverage 3.6%.

1st Mariner Bancorp is a bank holding company with total assets of $1.1 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, operates 19 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland, the Eastern Shore of Maryland, and portions of Northern Virginia. 1st Mariner also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is quoted on the OTC Bulletin Board under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Contact:
Kevin O’Keefe
Weber Shandwick
410-558-2102

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended September 30,
	2013	2012	$ Change	% Change
Summary of Earnings:
Net interest income	$6,692	$8,059	(1,367)	-17%
Provision for loan losses	-	-	-	0%
Noninterest income	2,380	16,280	(13,900)	-85%
Noninterest expense	16,703	16,413	290	2%
Net income/(loss) before income taxes	(7,631)	7,926	(15,557)	196%
Income tax expense/(benefit)	(216)	-	(216)	-100%
Net income/(loss)	(7,415)	7,926	(15,341)	194%

Profitability and Productivity:
Net interest margin	2.97%	3.01%	-	-1%
Net overhead to average earning assets	6.40%	0.05%	-	12711%
Efficiency ratio	184.12%	67.43%	-	-173%
Mortgage loan production	375,699	742,191	(366,492)	-49%
Average deposits per branch	51,646	52,769	(1,124)	-2%

Per Share Data:
Basic earnings per share	$(0.38)	$0.42	(0.80)	190%
Diluted earnings per share	$(0.38)	$0.42	(0.80)	190%
Book value per share	$(0.89)	$(0.46)	(0.43)	-92%
Number of shares outstanding	19,705,896	18,860,482	845,414	4%
Average basic number of shares	19,705,896	18,860,482	845,414	4%
Average diluted number of shares	19,705,896	18,860,482	845,414	4%

Summary of Financial Condition:
At Period End:
Assets	$1,084,593	$1,294,034	(209,441)	-16%
Investment Securities	134,129	45,334	88,795	196%
Loans	560,316	643,468	(83,152)	-13%
Deposits	981,265	1,108,151	(126,886)	-11%
Borrowings	95,248	172,896	(77,648)	-45%
Stockholders' deficit	(17,630)	(8,769)	(8,861)	-101%

Average for the period:
Assets	$1,156,424	$1,260,000	(103,576)	-8%
Investment Securities	98,872	42,913	55,959	130%
Loans	571,578	656,467	(84,889)	-13%
Deposits	1,063,508	1,083,428	(19,920)	-2%
Borrowings	94,057	173,145	(79,088)	-46%
Stockholders' deficit	(14,428)	(12,198)	(2,230)	18%

Capital Ratios at period end: First Mariner Bank
Leverage	3.6%	4.1%	-	-12%
Tier 1 Capital to risk weighted assets	5.9%	5.8%	-	2%
Total Capital to risk weighted assets	7.2%	7.1%	-	1%

Asset Quality Statistics and Ratios:
Net charge offs	676	1,426	(750)	-53%
Non-performing assets	39,681	56,638	(16,957)	-30%
Loans past due 90 days or more and accruing	3,438	-	3,438	0
Annualized net chargeoffs to average loans	0.47%	0.86%	-	-46%
Non-performing assets to total assets	3.66%	4.38%	-	-16%
90 Days or more delinquent loans to total loans	0.61%	0.00%	-	0
Allowance for loan losses to total loans	1.64%	1.88%	-	-13%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the nine months ended September 30,
	2013	2012	$ Change	% Change
Summary of Earnings:
Net interest income	$20,229	$22,971	$(2,742)	-12%
Provision for loan losses	1,300	572	728	127%
Noninterest income	24,292	39,494	(15,202)	-38%
Noninterest expense	54,605	46,680	7,925	17%
Net income/(loss) before income taxes	(11,384)	15,213	(26,597)	-175%
Income tax expense/(benefit)	(215)	(205)	(10)	5%
Net income/(loss)	(11,169)	15,418	(26,587)	-172%

Profitability and Productivity:
Net interest margin	2.84%	3.08%	-	-8%
Net overhead to average earning assets	4.31%	0.98%	-	340%
Efficiency ratio	122.65%	74.73%	-	64%
Mortgage loan production	1,729,838	1,774,395	(44,557)	-3%
Average deposits per branch	51,646	52,769	(1,124)	-2%

Per Share Data:
Basic earnings per share	$(0.58)	$0.82	(1.39)	-171%
Diluted earnings per share	$(0.58)	$0.82	(1.39)	-171%
Book value per share	$(0.89)	$(0.46)	(0.43)	92%
Number of shares outstanding	19,705,896	18,860,482	845,414	4%
Average basic number of shares	19,372,016	18,860,482	511,534	3%
Average diluted number of shares	19,372,016	18,860,482	511,534	3%

Summary of Financial Condition:
At Period End:
Assets	$1,084,593	$1,294,034	(209,441)	-16%
Investment Securities	134,129	45,334	88,795	196%
Loans	560,316	643,468	(83,152)	-13%
Deposits	981,265	1,108,151	(126,886)	-11%
Borrowings	95,248	172,896	(77,648)	-45%
Stockholders' deficit	(17,630)	(8,769)	(8,861)	101%

Average for the period:
Assets	$1,254,697	$1,200,148	54,549	5%
Investment Securities	72,441	32,221	40,220	125%
Loans	589,256	671,689	(82,433)	-12%
Deposits	1,140,958	1,031,066	109,892	11%
Borrowings	110,210	173,150	(62,940)	-36%
Stockholders' deficit	(10,426)	(18,752)	8,326	-44%

Capital Ratios at period end: First Mariner Bank
Leverage	3.6%	4.1%	-	-12%
Tier 1 Capital to risk weighted assets	5.9%	5.8%	-	2%
Total Capital to risk weighted assets	7.2%	7.1%	-	1%

Asset Quality Statistics and Ratios:
Net Chargeoffs	3,534	2,277	1,257	55%
Non-performing assets	39,681	56,638	(16,957)	-30%
Loans past due 90 days or more and accruing	3,438	-	3,438	0%
Annualized net chargeoffs to average loans	0.80%	0.45%	-	77%
Non-performing assets to total assets	3.66%	4.38%	-	-16%
90 Days or more delinquent loans to total loans	0.61%	0.00%	-	0%
Allowance for loan losses to total loans	1.64%	1.88%	-	-13%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of September 30,
	2013	2012	$ Change	% Change
Assets:
Cash and due from banks	$121,727	$78,897	42,830	54%
Interest-bearing deposits	28,935	32,310	(3,375)	-10%
Available-for-sale investment securities, at fair value	134,129	45,334	88,795	196%
Loans held for sale	128,584	371,554	(242,970)	-65%
Loans receivable	560,316	643,468	(83,152)	-13%
Allowance for loan losses	(9,200)	(12,096)	2,896	-24%
Loans, net	551,116	631,372	(80,256)	-13%
Real estate acquired through foreclosure	19,368	19,978	(610)	-3%
Restricted stock investments, at cost	3,517	6,829	(3,312)	-48%
Premises and equipment, net	37,521	37,534	(13)	0%
Accrued interest receivable	3,180	4,015	(835)	-21%
Bank owned life insurance	39,354	38,332	1,022	3%
Prepaid expenses and other assets	17,162	27,879	(10,717)	-38%
Total Assets	$1,084,593	$1,294,034	(209,441)	-16%

Liabilities and Stockholders' Deficit
Liabilities:
Deposits	$981,265	$1,108,151	(126,886)	-11%
Borrowings	43,180	120,828	(77,648)	-64%
Junior subordinated deferrable interest debentures	52,068	52,068	-	0%
Accrued expenses and other liabilities	25,710	21,756	3,954	18%
Total Liabilities	1,102,223	1,302,803	(200,580)	-15%

Stockholders' Deficit
Common Stock	981	939	42	4%
Additional paid-in-capital	80,726	80,006	720	1%
Retained Deficit	(98,506)	(88,036)	(10,470)	-12%
Accumulated other comprehensive loss	(831)	(1,678)	847	50%
Total Stockholders' Deficit	(17,630)	(8,769)	(8,861)	-101%
Total Liabilities and Stockholders' Deficit	$1,084,593	$1,294,034	(209,441)	-16%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the nine months
	ended September30,		ended September 30,
	2013	2012	2013	2012
Interest Income:
Loans	$9,292	$11,567	$29,554	$33,644
Investments and interest-bearing deposits	519	352	1,312	1,063
Total Interest Income	9,811	11,919	30,866	34,707

Interest Expense:
Deposits	2,390	2,898	8,115	8,857
Borrowings	729	962	2,522	2,879
Total Interest Expense	3,119	3,860	10,637	11,736

Net Interest Income Before Provision for Loan Losses	6,692	8,059	20,229	22,971

Provision for Loan Losses	-	-	1,300	572

Net Interest Income After Provision for Loan Losses	6,692	8,059	18,929	22,399

Noninterest Income:
Total other-than-temporary impairment ("OTTI") charges	-	94	-	175
Less: Portion included in other comprehensive income	-	(94)	-	(635)
Net OTTI charges on securities available for sale	-	-	-	(460)
Mortgage banking revenue	548	15,384	15,703	35,450
ATM Fees	558	649	1,697	2,067
Service fees on deposits	668	623	1,995	1,927
Gain on sale of securities available for sale	(4)	-	51	-
Gain / (loss) on sale of assets	23	(949)	2,905	(1,271)
Commissions on sales of nondeposit investment products	54	62	213	211
Income from bank owned life insurance	242	273	753	853
Other	291	238	975	717
Total Noninterest Income	2,380	16,280	24,292	39,494

Noninterest Expense:
Salaries and employee benefits	6,499	6,107	19,804	17,438
Occupancy	2,100	1,835	6,358	6,343
Furniture, fixtures and equipment	467	671	1,252	1,357
Professional services	656	973	3,373	2,085
Advertising and marketing	360	413	1,393	1,391
Data processing	1,143	403	1,764	1,237
ATM servicing expenses	95	225	292	678
Costs of other real estate owned	560	1,325	4,257	3,539
FDIC insurance premiums	1,021	1,009	3,359	3,131
Service and maintenance	649	644	2,156	1,799
Corporate insurance	776	695	2,356	1,571
Consulting fees	516	395	1,345	1,319
Postage	231	740	2,225	1,421
Loan collection expenses	124	101	485	290
Other	1,506	877	4,186	3,081
Total Noninterest Expense	16,703	16,413	54,605	46,680

Net income/(loss) before income taxes	(7,631)	7,926	(11,384)	15,213
Income tax expense/(benefit)	(216)	-	(215)	(205)

Net (loss)/income	$(7,415)	$7,926	$(11,169)	$15,418

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended September 30,
	2013		2012
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$49,365	5.27%	$50,483	5.22%
Commercial Mortgages	233,350	6.17%	298,291	5.72%
Commercial Construction	49,859	5.41%	51,819	5.43%
Consumer Residential Construction	19,950	5.17%	18,134	4.73%
Residential Mortgages	109,682	3.87%	114,369	5.04%
Consumer	109,372	4.43%	123,371	4.27%
Total Loans	571,578	5.22%	656,467	5.24%

Loans held for sale	178,130	3.86%	320,860	3.54%
Trading and available for sale securities, at fair value	98,872	1.49%	42,913	2.75%
Interest bearing deposits	35,648	1.46%	28,996	0.79%
Restricted stock investments, at cost	3,517	2.48%	6,857	0.00%

Total earning assets	887,745	4.37%	1,056,093	4.47%

Allowance for loan losses	(10,526)		(13,292)
Cash and other non earning assets	279,205		217,199

Total Assets	$1,156,424		$1,260,000

Liabilities and Stockholders' Deficit:
Interest bearing deposits
NOW deposits	3,867	0.14%	6,182	0.89%
Savings deposits	63,278	0.07%	58,949	0.19%
Money market deposits	166,810	0.30%	143,358	0.55%
Time deposits	729,137	1.23%	774,722	1.36%
Total interest bearing deposits	963,092	0.98%	983,211	1.17%

Borrowings	94,057	3.08%	173,145	2.21%

Total interest bearing liabilities	1,057,149	1.17%	1,156,356	1.33%

Noninterest bearing demand deposits	100,416		100,217
Other liabilities	13,287		15,625
Stockholders' Deficit	(14,428)		(12,198)

Total Liabilities and Stockholders' Deficit	$1,156,424		$1,260,000

Net Interest Spread		3.20%		3.14%

Net Interest Margin		2.97%		3.01%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the nine months ended September 30,
	2013		2012
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$48,300	5.27%	$52,000	5.13%
Commercial Mortgages	249,737	5.75%	306,833	5.80%
Commercial Construction	49,235	5.43%	53,181	5.55%
Consumer Residential Construction	19,228	5.06%	16,909	4.35%
Residential Mortgages	109,500	4.75%	116,784	5.41%
Consumer	113,256	4.60%	125,982	4.33%
Total Loans	589,256	5.25%	671,689	5.35%

Loans held for sale	245,297	3.36%	234,187	3.67%
Trading and available for sale securities, at fair value	72,441	1.50%	32,221	3.64%
Interest bearing deposits	30,270	1.78%	36,756	0.67%
Restricted stock investments, at cost	4,119	2.96%	6,969	0.00%

Total earning assets	941,383	4.35%	981,822	4.68%

Allowance for loan losses	(11,170)		(13,643)
Cash and other non earning assets	324,484		231,969

Total assets	$1,254,697		$1,200,148

Liabilities and Stockholders' Deficit:
Interest bearing deposits
NOW deposits	4,492	0.16%	5,921	0.95%
Savings deposits	63,392	0.14%	58,273	0.19%
Money market deposits	164,644	0.43%	134,924	0.54%
Time deposits	804,759	1.25%	730,773	1.50%
Total interest bearing deposits	1,037,287	1.05%	929,891	1.27%

Borrowings	110,210	3.06%	173,150	2.22%

Total interest bearing liabilities	1,147,497	1.24%	1,103,041	1.42%

Noninterest bearing demand deposits	103,671		101,175
Other liabilities	13,955		14,684
Stockholders' Deficit	(10,426)		(18,752)

Total liabilities and stockholders' deficit	$1,254,697		$1,200,148

Net interest spread		3.11%		3.26%

Net interest margin		2.84%		3.08%